UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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TRUE RELIGION APPAREL, INC.

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May 26, 2006

Dear Stockholder:

Our annual meeting of stockholders will be held at the principal offices of our law firm, Manatt, Phelps & Phillips, LLP, located at 11355 West Olympic Blvd., Los Angeles, California 90064, at 10:00 a.m., local time, on Thursday, June 15, 2006. The formal meeting notice and our proxy statement for the meeting are attached.

Each of the proposals to be presented at the annual meeting are described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses each of the proposals in more detail.

Whether or not you attend the annual meeting, it is important that your shares of common stock be represented and voted at the annual meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. Returning your completed proxy will ensure your representation at the annual meeting.

We look forward to seeing you on June 15.

Sincerely,
Jeffrey Lubell
Chairman of the Board and Chief Executive Officer

TRUE RELIGION APPAREL, INC.
1525 Rio Vista Avenue
Los Angeles, California 90023
(323) 266-3072

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 15, 2006

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of True Religion Apparel, Inc., a Delaware corporation, will be held on Thursday, June 15, 2006 at 10:00 a.m., local time, at the principal offices of our law firm, Manatt, Phelps & Phillips, LLP, located at 11355 West Olympic Blvd., Los Angeles, California 90064 for the following purposes:

1. To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified;

2. To ratify the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the annual meeting or at any adjournment or postponement thereof.

Your board recommends that you vote for each of the proposals. Stockholders of record at the close of business on May 24, 2006 are entitled to vote at the annual meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

Sincerely,
Charles A. Lesser
Chief Financial Officer and Assistant Secretary

Los Angeles, California
May 26, 2006

TRUE RELIGION APPAREL, INC.
1525 Rio Vista Avenue
Los Angeles, California 90023
(323) 266-3072

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 15, 2006

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting of True Religion Apparel, Inc., which will be held on Thursday, June 15, 2006 at the principal offices of our law firm, Manatt, Phelps & Phillips, LLP, located at 11355 West Olympic Blvd., Los Angeles, California 90064, or at any adjournment or postponement thereof.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•	The election of six directors to our board of directors;

•	The ratification of the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•	Such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

We sent you these proxy materials because our board of directors is requesting that you allow your shares of our common stock to be represented at the meeting by the proxyholders named in the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission, or SEC, and that is designed to assist you in voting your shares. On May 26, 2006, we began mailing these proxy materials to all stockholders of record at the close of business on May 24, 2006.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on May 24, 2006 are entitled to vote at the annual meeting. As of May 24, 2006, there were 22,723,532 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the annual meeting.

Your vote is important. Stockholders can vote in person at the annual meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals.

What votes are needed to hold the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. If you have returned a valid proxy or attend the meeting in person, your outstanding shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting who will also determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and “broker non-votes,” if any, will be counted as present.

How does the board of directors recommend that I vote on the proposals?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of the board of directors. The board recommends a vote:

•	“FOR” each of the nominees for director listed in this proxy statement;

•	“FOR” the ratification of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by the board, or if no recommendation is given, in their own discretion.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should contact your broker and ask what directions your broker will need from you. Your broker will not be able to vote your shares without instructions from you.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the annual meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

What vote is required to approve each proposal?

Directors are elected by a plurality of the votes cast. This means that the six individuals nominated for election to the Board who receive the most votes will be elected. Approval of the ratification of the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm and approval of any other proposals to be brought before the annual meeting require the affirmative vote of a majority of the shares of our common stock represented at a meeting and entitled to vote.

What is the effect of abstentions and “broker non-votes?”

In the election of directors, votes to withhold authority, abstentions from voting and “broker non-votes,” if any, will be disregarded and have no effect on the outcome of the vote.

With respect to the ratification of the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm, abstentions from voting will have the same effect as a vote against such matters and “broker non-votes,” if any, will be disregarded and have no effect on the outcome of the vote on such matters.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our board of directors consists of six members, four of whom are independent within the director independence standards of the Nasdaq National Market, or NASDAQ. On the recommendation of our nominating and governance committee, we are proposing to re-elect all of the existing board members. Consequently, at the annual meeting, a total of six directors will be elected to hold office until the 2007 annual meeting of stockholders and until their successors have been elected and qualified.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the six nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

Information Regarding Nominees for Director

Biographical summaries and ages as of the date hereof of individuals nominated by the board for election as directors are provided below:

Jeffrey Lubell, age 50, has been a Director and our Chief Executive Officer since June 2003. Mr. Lubell is also President of our wholly owned subsidiary company, Guru Denim, Inc., a company founded by Mr. Lubell in November 2002. From 2001 to May, 2002, Mr. Lubell was the President and Creative Director (Men’s) of Hippie Jeans based in Commerce, California, where Mr. Lubell was responsible for creative design concepts and establishing and managing the company’s presence at national and regional trade shows. From 1998 to 2001, Mr. Lubell was the Vice President and Creative Director of Jefri Jeans & Bella Dahl based in Los Angeles, California. From 1978 to 1998, Mr. Lubell was the President and CEO of Jeffrey Lubell Textiles, based in Los Angeles, California, a textile design and distribution firm that Mr. Lubell founded.

Kymberly Lubell, age 40, has been a Director since July 2003. Ms. Lubell was also our Secretary from July 2003 until May 2005. Ms. Lubell has also been a vice president of our company since January 2005 and the design director for women’s products for Guru Denim, Inc. since January 2004. From 2002 to 2003, Ms. Lubell was employed by LEI/ Jones Apparel Group of Commerce, California where she was responsible for creative design. In 2002, Ms. Lubell was a creative designer for Laundry by Liz Claiborne of Commerce, California. From 2001 to 2002, Ms. Lubell was the Vice President and Creative Director (Women’s) of Hippie Jeans/Azteca Productions, based in Commerce, California. From 1998 to 2001, Ms. Lubell was the President and Creative Director of Bella Dahl and Jefri Jeans of Los Angeles, California and from 1986 to 1994, Ms. Lubell was the owner and designer of I Like This of Los Angeles, California.

Joseph Coulombe, age 76, has been a Director since May 2005. Mr. Coulombe has been engaged in independent management consulting since April 1995. Previously, he was employed in an executive capacity by several retailing and grocery businesses, and as an independent business consultant. From February 1995 to April 1995, Mr. Coulombe served as President and Chief Executive Officer of Sport Chalet, Inc., a sporting goods retailer. From February 1994 to January 1995, Mr. Coulombe served as Chief Executive Officer of Provigo Corp., a wholesale and retail grocer. Mr. Coulombe is the founder of Trader Joe’s, a specialty food grocery chain, and served as its Chief Executive Officer from 1957 to 1989. Mr. Coulombe also serves as a member of the Board of Directors of Cost Plus, Inc.

G. Louis Graziadio, III, age 56, has been a Director since May 2005. Mr. Graziadio has served as President of Second Southern Corp. since 1990. Second Southern is the managing partner of Ginarra Partners, L.L.C., a California company engaged in a wide range of investment activities and business ventures. He has also served as Chairman and Chief Executive Officer of Boss Holdings, Inc., which operates primarily in the work gloves and protective wear business, since 1996. Mr. Graziadio also serves as a member of the Board of Directors of Acacia Research Corporation.

Robert L. Harris, II, age 47, has been a Director since May 2005. Mr. Harris has served as President of Acacia Research Corporation since July 2000 and as a director since April 2000. Acacia Research is the holding company of two businesses, Acacia Technologies, which develops and licenses intellectual property to the electronics and media industries, and CombiMatrix Corporation, which develops and licenses technology for the life sciences industry. Mr. Harris was previously the President and Director of Entertainment Properties Trust from 1997 to July 2000. Mr. Harris also serves as a member of the Board of Directors of Peoples Choice Home Loan, Inc.

Mark S. Maron, age 50, has been a Director since May 2005. Since 2005, Mr. Maron has been a private investor. Mr. Maron served as a Managing Director of investment banking in the Los Angeles office of Lehman Brothers, Inc. from 2000 to 2005. Previously, Mr. Maron was with Credit Suisse First Boston Corporation from 1983 to 2000 where he was responsible for managing the firm’s western region investment banking effort and coverage of CSFB’s financial institution clients in the western United States.

Vote Required

The six director nominees receiving the most votes at the annual meeting will be elected. The Board recommends that you vote “FOR” the election of each of the nominees listed above.

Corporate Governance

We have addressed the rapidly changing corporate governance environment by reviewing our policies and procedures and, where appropriate, adopting new practices. In connection with these corporate governance initiatives, we further formalized our principles of corporate governance by taking the following actions in 2005:

•	nominated and appointed four directors to our board who qualify as “independent directors” under the rules of Nasdaq;

•	formed an audit committee and adopted a written charter for such committee pursuant to the rules of Nasdaq;

•	formed a compensation committee and adopted a written charter for such committee pursuant to the rules of Nasdaq;

•	formed a nominating and governance committee and adopted a written charter for such committee pursuant to the rules of Nasdaq;

•	adopted Corporate Governance Guidelines pursuant to the rules of Nasdaq that govern, among other things, board member qualifications, responsibilities, compensation, management succession, and board self-evaluation;

•	adopted our Corporate Code of Conduct for all of our directors, executive officers and employees which conforms to current Nasdaq listing requirements, federal securities laws and SEC regulations;

•	adopted our Director Code of Conduct,

•	adopted our Fraud Policy, which applies to any fraud, or suspected fraud, involving employees as well as stockholders, consultants, vendors, contractors, outside agencies and any other parties with a business relationship with us; and

•	formed a disclosure committee, nominated and appointed three employees to such committee and adopted a written charter for such committee.

Director Independence

The board has determined that each of Joseph Coulombe, G. Louis Graziadio, III, Robert L. Harris, II and Mark S. Maron has no material relationship with us and is independent within the NASDAQ director independence standards. Jeffrey Lubell and Kymberly Lubell do not meet the aforementioned independence standards because Mr. Lubell is our Chief Executive Officer and Ms. Lubell is a vice president of our company and the design director of women’s products for our wholly owned subsidiary Guru Denim, Inc.

Board Committees

The board has established an audit committee, a compensation committee and a nominating and governance committee. Other committees may be established by the board from time to time. Following is a description of each of the committees and their composition.

Audit Committee.  Our audit committee consists of three directors: Messrs. Coulombe (chairman), Graziadio and Harris. The Board has determined that:

•	Mr. Coulombe qualifies as an “audit committee financial expert,” as defined by the SEC; and

•	all members of the audit committee are (i) “independent” under Nasdaq independence standards, (ii) meet the criteria for independence as set forth in the Securities Exchange Act of 1934, or Exchange Act, (iii) has not participated in the preparation of our financial statements at any time during the past three years and (iv) is able to read and understand fundamental financial statements.

Our audit committee operates pursuant to a written charter adopted by our board, a copy of which is available on the investor relations section corporate governance subsection of our website www.truereligionbrandjeans.com. Among other things, the charter calls upon the audit committee to:

•	oversee our auditing, accounting and control functions, including having primary responsibility for our financial reporting process;

•	monitor the integrity of our financial statements to ensure the balance, transparency and integrity of published financial information;

•	monitor our outside auditors independence, qualifications and performance;

•	monitor our compliance with legal and regulatory requirements; and

•	monitor the effectiveness of our internal controls and risk management system.

It is not the duty of the audit committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the audit committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them.

The audit committee met five times during 2005.

Compensation Committee.  Our compensation committee consists of three members: Messrs. Maron (chairman), Graziadio and Harris. The board has determined that all of the compensation committee members qualify as:

•	“independent” under Nasdaq independence standards;

•	“non-employee directors” under Exchange Act Rule 16b-3; and

•	“outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Our compensation committee operates pursuant to a written charter adopted by our board, a copy of which is available on the corporate governance section of our website at www.truereligionbrandjeans.com. Among other things, the charter calls upon the compensation committee to:

•	determine our compensation policy and all forms of compensation for our officers and directors;

•	review bonus and stock and incentive compensation arrangements for our other employees; and

•	administer our stock option and equity incentive plans.

The compensation committee met nine times during 2005.

Nominating and Governance Committee.  Our nominating and governance committee consists of three members: Messrs. Harris (chairman), Graziadio and Maron. The board has determined that all members of the nominating and governance committee qualify as “independent” under NASDAQ independence standards.

Our nominating and governance committee operates pursuant to a written charter adopted by our board, a copy of which is available on the corporate governance section of our website at www.truereligionbrandjeans.com. Among other things, the charter calls upon the nominating and governance committee to:

•	oversee our director nomination and corporate governance functions;

•	develop criteria for selecting new directors and to identify individuals qualified to become members of our Board and members of the various committees of the board;

•	recommend director nominees to the board for election at the annual meeting of stockholders;

•	develop and recommend to the board a set of corporate governance principles; and

•	oversee and administer our Corporate Code of Conduct

The nominating and governance committee held one meeting during 2005.

Additional Governance Matters

Corporate Code of Conduct.  The board has established a Corporate Code of Conduct, which applies to all of our officers, directors and employees. The Code of Conduct is intended to meet the requirements for a code of ethics under the Sarbanes-Oxley Act of 2002, or SOX, and NASDAQ listing standards, and is specifically applicable to our principal executive officer, principal financial and accounting officer and controller or persons performing similar functions. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	ethical and fair dealing with our financial institutions, suppliers, vendors, competitors, agents and employees;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	the understanding by employees, officers and directors of our intellectual property rights and the steps available to protect such rights;

•	compliance with applicable governmental laws, rules and regulations;

•	lawful and ethical conduct when dealing with public officials and government entities;

•	prompt internal reporting of violations of the Corporate Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Corporate Code of Conduct.

Waivers to the Corporate Code of Conduct may be granted only by our nominating and governance committee. In the event that the committee grants any waiver of the elements listed above to any of our directors or officers, we expect to announce the waiver within five business days on the corporate governance section of our website at www.truereligionbrandjeans.com.

Board of Directors Code of Conduct.  The board has also established a Board of Directors Code of Conduct, the purpose of which is to outline the ethical responsibilities of our directors that extend beyond those provided in the Corporate Code of Conduct. Among other matters, the Board of Directors Code of Conduct is designed to deter wrongdoing and to promote each director’s responsibility to:

•	ensure that his conduct as a director is honest and ethical;

•	help promote full, fair, accurate, timely and understandable disclosure in documents that we submit or file with the SEC and in our other public communications;

•	help promote our compliance with applicable laws, rules and regulations; and

•	adhere to the Board of Directors Code of Conduct.

Waivers to the Board of Directors Code of Conduct must be approved by our board with the director requesting such waiver abstaining from voting with respect to such waiver. In the event that our board grants any waiver of the elements listed above to any of our directors, we expect to announce the waiver within five business days on the corporate governance section of our website at www.truereligionbrandjeans.com.

Disclosure Policy and Disclosure Committee.  The board has also established our Disclosure Policy and Disclosure Committee in connection with the officer certifications required under Section 302 of SOX. The Disclosure Policy facilitates our compliance with SEC disclosure requirements regarding disclosure made by us to our stockholders and the investment community. The disclosure committee assists us in ensuring that all of the disclosures made by us to our stockholders, the investment community and the SEC are made in compliance with all relevant laws, rules and regulations and consistent with the Disclosure Policy. The members of the disclosure committee are: Charles Lesser, Chief Financial Officer; Lawrence C. Early, Vice President Finance; and Greg Baxter, Controller.

Public Availability of Corporate Governance Documents.  Our key corporate governance documents, including our Corporate Code of Conduct, our Board of Directors Code of Conduct, our Fraud Policy, our Corporate Governance Guidelines and the charters of our audit committee, compensation committee and nominating and governance committee are:

•	available on our corporate website;

•	available in print to any stockholder who requests them from our corporate secretary; and

•	certain of them are filed as exhibits to our securities filings with the SEC.

Director Attendance

During 2005, the board held ten meetings. Each director attended at least 75% of the meetings of the board except Kymberly Lubell.

Executive Sessions of the Board

Our independent directors meet regularly in executive session without management, as required by our corporate governance guidelines, to review the performance of management and our company and any related matters. Generally, executive sessions are held in conjunction with regularly scheduled meetings of the board. We expect the board to have a least four executive sessions each year.

Board Qualification and Selection Process

Our nominating and governance committee reviews, evaluates and proposes prospective candidates for our board. The nominating and governance committee recommends director nominees for selection to our board and the board selects the nominees for election as directors. Each member of our board should possess the highest personal and professional ethics and integrity and is devoted to representing our best interests and the best interests of our stockholders. The goal of the nominating and governance committee is to main a strong and experienced board by continually assessing each director’s background, skills, expertise, accessibility and availability to serve effectively on the board.

Consideration of Stockholder Nominees

The policy of the nominating and governance committee is to consider properly submitted stockholder recommendations for candidates for membership on our board. In evaluating potential nominee, the nominating and governance committee will look at the same factors described above under the heading “Board Qualification and

Selection Process.” Recommendations must be submitted in writing and should meet the requirements of Section 2.3 of our bylaws and should be sent to the nominating and governance committee, c/o our Corporate Secretary, Mark J. Kelson, Manatt, Phelps & Phillips, LLP, 11355 West Olympic Blvd., Los Angeles, California 90064.

The nominating and governance committee will then screen potential candidates if they meet the qualification criteria. For those candidates who meet the criteria, the nominating and governance committee will conduct a due diligence review of the candidate’s qualifications and interview the candidate if he or she is not already known to the committee.

Stockholder Meeting Attendance

As a general matter, all of our directors are encouraged to attend our annual meetings of stockholders. All of our directors attended the 2005 annual stockholders meeting.

Director Compensation

Our independent directors receive an (i) annual cash retainer of $35,000, payable quarterly, for service on the board, (ii) $1,000 for each board meeting and committee meeting attended in person (for committee meetings that are not held immediately preceding or following a board meeting), and (iii) $500 for each board meeting and committee meeting attended telephonically (for committee meetings that are not held either immediately preceding or following a board meeting). We reimburse all of our directors for the expenses they incur in connection with attending board and committee meetings. The chairman of the audit committee receives $2,000 for each audit committee meeting attended in person and $1,000 for each audit committee meeting attended telephonically (in each case for committee meetings that are not held either immediately preceding or following a board meeting). On May 26, 2005, each independent director was granted 6,000 restricted shares of our common stock vesting 50% on August 18, 2005 and 50% on May 26, 2006, with accelerated vesting upon certain events. On January 4, 2006, each independent director was granted 6,000 restricted shares of our common stock vesting 50% on January 4, 2007 and 50% on January 5, 2008, with accelerated vesting upon certain events. We may also make additional grants of equity awards to our independent board members from time to time.

Communications to the Board

All communications to the board, the board committees or any individual director, must be in writing and addressed to them c/o our Corporate Secretary, Mark J. Kelson, Manatt, Phelps & Phillips, LLP, 11355 West Olympic Blvd., Los Angeles, California 90064. Communications received in writing will be forwarded to the named recipient(s).

Compensation Committee Interlocks and Insider Participation

No officer or employee participated in deliberations of the board concerning executive officer compensation. None of our executive officers has served on the board or on the compensation committee of any other entity which had officers who served on the board or our compensation committee.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

All of our executive officers serve at the discretion of the board. The persons listed below are our executive officers:

Name	Age	Positions with Our Company

Jeffrey Lubell	50	Chairman of the Board and Chief Executive Officer
Michael F. Buckley	42	President
Kymberly Lubell	40	Vice President and Design Director
Charles A. Lesser	59	Chief Financial Officer
Mark Saltzman	57	Chief Operating Officer

Biographical information regarding each executive officer other than Jeffrey Lubell and Kymberly Lubell is set forth below. Jeffrey Lubell’s and Kymberly Lubell’s biographical information is set forth above under “Election of Directors.”

Michael F. Buckley became the President of our company on April 24, 2006. Prior to joining our company, from 2001 to 2005, Mr. Buckley was the President and Chief Executive Officer of Ben Sherman Group, Ltd.’s North America division until it was purchased by Oxford Industries. Ben Sherman® is a UK-based apparel and footwear company involved in the wholesaling, retailing, licensing, manufacturing and importing of men’s, women’s, and children’s apparel, footwear and accessories. Prior to Ben Sherman, Mr. Buckley was a Vice President of Diesel® Jeans U.S.A. from 1996 to 2001. In this role, he oversaw all U.S.-based retail and financial operations of the company.

Charles A. Lesser became the Chief Financial Officer of our company and the Chief Operating Officer of our wholly owned subsidiary, Guru Denim Inc. on September 1, 2003. Mr. Lesser was Acting President and a Director of Alpha Virtual Inc., a software development company listed on the OTCBB from March, 2003. From 1997 until 2002, Mr. Lesser was Chief Financial Officer and a Director of CBCom, Inc., an Internet service provider whose common shares were quoted on the OTCBB. Mr. Lesser holds a B.A. degree from the University of Pittsburgh and a M.B.A. degree from the University of the Witwatersrand.

Mark Saltzman became a Director of our company on July 4, 2003 and our Chief Operating Officer on August 30, 2004. Mr. Saltzman resigned as a Director of our company on May 26, 2005. Mr. Saltzman was Operations Director of Joie, a manufacturer of women’s apparel since June 2003. From 2002 to June 2003, Mr. Saltzman had been a consultant for Consulting Services Group, a Manhattan Beach, California firm that provides on site consulting services for wholesale apparel, specializing in sales training, management, operations, planning, licensing, merchandising and marketing. From 1997 to 2001, Mr. Saltzman was the Vice President of Sales and Operations for Strategic Partners, Inc. of Los Angeles, California where he was responsible for hiring, training and managing the national sales force. From 1975 to 1995, Mr. Saltzman held various senior officer positions with numerous different apparel companies in the western United States. Mr. Saltzman holds a Bachelor of Journalism from the University of Missouri.

Executive Officer Compensation

The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of our three other most highly compensated executive officers whose aggregate salary and bonus for the fiscal year ended December 31, 2005 was in excess of $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

						Long Term Compensation
						Awards
		Annual Compensation				Securities	Restricted
					Other	Underlying	Shares or	Payouts
					Annual	Options/	Restricted	LTIP
		Salary	Bonus		Compensation	SARs	Share	Payouts	All Other
Name and Principal Position	Year	($)	($)		($)	Granted	Units	($)	Compensation(1)

Jeffrey Lubell(2)	2005	$400,000	$1,501,962	(3)	—	—	—	—	—
Chief Executive Officer	2004	$180,000	$798,777		—	1,150,000	200,000	—	—
and Chairman	2003	$90,000	$61,000		—	—	—	—	—
Charles A. Lesser(4)	2005	$182,000	$100,000		$15,600	—	—	—	—
Chief Financial Officer	2004	$130,000	$50,000		$7,800	200,000	50,000	—	—
	2003	$41,600	—		—	450,000	—	—	—
Michael F. Buckley(5)	2005	N/A	N/A		N/A	N/A	N/A	N/A	N/A
President	2004	N/A	N/A		N/A	N/A	N/A	N/A	N/A
	2003	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Kymberly Lubell(6)	2005	$250,000	$100,000		—	—	—	—	—
VP, Women’s Design	2004	$147,115	$50,000		—	250,000	—	—	—
	2003	N/A	—		N/A	N/A	N/A	N/A	—
Mark Saltzman(7)	2005	$185,000	$35,000		$15,600	—	—	—	—
Chief Operations Officer	2004	$60,480	$25,364		$4,708	200,000	—	—	—
	2003	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2)	Jeffrey Lubell became our President and CEO on June 24, 2003. Michael F. Buckley was appointed as our President on April 24, 2006 and Mr. Lubell relinquished his title as our President on that day.

(3)	In 2005, Mr. Lubell received 1.5% of sales less returns and financing costs as an incentive bonus, plus an annual salary of $400,000. On January 4, 2006, the Company entered into a new employment agreement with Mr. Lubell described under “Employment Contracts and Termination of Employment and Change in Control Arrangements”.

(4)	In 2005, Mr. Lesser received an annual salary of $182,000. The number shown for 2003 is prorated to reflect that Mr. Lesser was appointed as our CFO on September 1, 2003.

(5)	Michael F. Buckley was appointed as our President on April 24, 2006.

(6)	In 2005, Ms. Lubell received an annual salary of $250,000. Ms. Lubell joined our company in January, 2004.

(7)	In 2005, Mark Saltzman received an annual salary of $185,000. Mr. Saltzman became our Chief Operating Officer on August 30, 2004.

Options Granted in Last Fiscal Year

During the year ending December 31, 2005 there were no grants of options or grant of restricted stock to executive officers or employees.

Aggregate Option Exercises in 2005 and Year-End Option Values

The following table provides certain information with respect to our Named Executive Officers concerning the exercise of options during 2005 and unexercised options held by them at the end of the year.

			Number of
			Securities Underlying		Value of Unexercised
	Shares	Value	Unexercised Options		In-the-Money Options at
	Acquired on	Realized	at December 31, 2005 (#)		December 31, 2005 ($)(2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Jeffrey Lubell	316,667	4,259,171	449,999	383,334	6,929,985	15,903,344
Kymberly Lubell	83,333	1,120,829	83,333	83,334	1,283,328	1,283,343
Charles A. Lesser	450,000	5,844,250	33,333	166,667	513,328	2,566,672
Mark Saltzman	133,334	1,285,330	—	66,666	—	1,026,657

(1)	The value realized upon the exercise of stock options represents the positive spread between the exercise price of stock options and the fair market value of the shares subject to such options on the exercise date.

(2)	The value of “in-the-money” stock options represents the positive spread between the exercise price of options and the fair market value of the underlying shares subject to those options on December 31, 2005.

Equity Compensation Plans

The following table provides information as of December 31, 2005 relating to our equity compensation plans, pursuant to which the grant of options, restricted stock, or other rights to acquire shares may be granted from time to time:

(c)
	(a)		Number of Securities
	Number of Securities	(b)	Remaining Available for
	to be Issued Upon	Weighted-average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	1,358,664	$1.46	2,688,277
Equity compensation plans not approved by security holders(1)	N/A	N/A	N/A

Total	1,358,664	$1.46	2,688,277

(1)	We have not authorized the issuance of equity securities under any plan not approved by security holders.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Jeffrey Lubell

Effective January 4, 2006, we entered into an Employment Agreement, or the CEO Agreement, with Jeffrey Lubell, pursuant to which Mr. Lubell will serve as our Chief Executive Officer. The initial term of the Agreement is three years, subject to annual renewals thereafter, and the CEO Agreement provides that Mr. Lubell’s base salary will be $500,000 per year, subject to increase at the sole discretion of our compensation committee.

Pursuant to the CEO Agreement, Mr. Lubell will be eligible to earn an annual performance bonus in 2006 based on our earnings before interest and taxes and is calculated as net income plus interest expense plus tax expense, or EBIT. If EBIT is between $36.8 million and $46 million, Mr. Lubell will receive an amount interpolated between 2% and 4% of EBIT. If EBIT is more than $46 million, Mr. Lubell will receive an amount equal to 4% of EBIT. If EBIT is less than $36.8 million, no bonus will be paid. The maximum amount of bonus payable will be $5 million. The amount of bonus and target performance goals in future years shall be determined by our compensation committee.

Pursuant to the terms of the CEO Agreement, Mr. Lubell has been granted a restricted stock grant of 130,000 shares of our common stock. The shares vest one-fourth upon the date of grant, one-half on the first anniversary of the grant and one-fourth on the second anniversary of the grant. The CEO Agreement provides that if we terminates Mr. Lubell’s employment without Cause or if Mr. Lubell terminates his employment for Good Reason (each as defined in the CEO Agreement) Mr. Lubell will receive (i) a severance amount of one and one-half times Mr. Lubell’s base salary in effect on the date of termination and the average annual bonus received by Mr. Lubell for the two complete fiscal years prior to the termination date and (ii) any options or other equity grants received by Mr. Lubell will vest an additional twelve months. In addition, if we terminate Mr. Lubell’s employment without Cause or if Mr. Lubell terminates his employment for Good Reason during the one-year period following a Change in Control (as defined in the CEO Agreement), he would be entitled to receive severance equal to three times the aggregate of his base salary in effect on the date of termination and the average annual bonus received by Mr. Lubell for the two complete fiscal years prior to the termination date, and all stock options, restricted stock and other equity awards would vest in full. The CEO Agreement also provides that Mr. Lubell will be entitled to receive an additional payment equal to the cumulative amount of any Excise Tax should any Payment be subject to an Excise Tax (each as defined in the CEO Agreement).

Mr. Lubell’s prior Employment Agreement dated June 20, 2003 and amended as of January 1, 2005 was terminated by the CEO Agreement.

Michael F. Buckley

Effective April 24, 2006, we entered into an Employment Agreement, or the President Agreement, with Michael F. Buckley, pursuant to which Mr. Buckley will serve as our President. The initial term of the President Agreement is three years, subject to annual renewals thereafter, and the President Agreement provides that Mr. Buckley’s base salary will be $400,000 per year, subject to increase at the discretion of our compensation committee or full Board of Directors.

Pursuant to the President Agreement, Mr. Buckley will be eligible to earn an annual performance bonus in 2006 based on EBIT. If EBIT is between $36.8 million and $69 million, Mr. Buckley will receive an amount interpolated between 50% and 200% of his base salary. If EBIT is more than $69 million, Mr. Buckley will receive a maximum bonus of $800,000. If EBIT is less than $36.8 million, no bonus will be paid. The amount of bonus and target performance goals in future years will be determined by our compensation committee.

Pursuant to the terms of the President Agreement, Mr. Buckley has been granted a restricted stock grant of 100,000 shares of our common stock. The shares vest one-third on the first anniversary of the grant, one-third on the second anniversary of the grant and one-third on the third anniversary of the grant. The President Agreement provides that if we terminate Mr. Buckley’s employment without Cause or if Mr. Buckley terminates his employment for Good Reason (each as defined in the President Agreement) Mr. Buckley will receive (i) a severance amount of one and one-half times Mr. Buckley’s base salary in effect on the date of termination and the average annual bonus received by Mr. Buckley for the two complete fiscal years prior to the termination date and (ii) any options or other equity grants received by Mr. Buckley will vest an additional twelve months. In addition, if we terminate Mr. Buckley’s employment without Cause or if Mr. Buckley terminates his employment for Good Reason during the one year period following a Change in Control (as defined in the President Agreement), he would be entitled to receive severance equal to three times the aggregate of his base salary in effect on the date of termination and the average annual bonus received by Mr. Buckley for the two complete fiscal years prior to the termination date, and all stock options, restricted stock and other equity awards would vest in full. The President Agreement also provides that Mr. Buckley will be entitled to receive an additional payment equal to the cumulative amount of any Excise Tax should any Payment be subject to an Excise Tax (each as defined in the President Agreement).

Charles A. Lesser

Effective January 4, 2006, we entered into an Employment Agreement, or the CFO Agreement, with Charles A. Lesser, pursuant to which Mr. Lesser will serve as our Chief Financial Officer. The initial term of the CFO Agreement is three years, subject to annual renewals thereafter, and the CFO Agreement provides that Mr. Lesser’s base salary will be $250,000 per year, subject to increase in the discretion of our compensation committee or full Board of Directors.

Pursuant to the CFO Agreement, Mr. Lesser will be eligible to earn an annual performance bonus in 2006 based on EBIT. If EBIT is between $36.8 million and $69 million, Mr. Lesser will receive an amount interpolated between 22.5% and 135% of his base salary. If EBIT is more than $69 million, Mr. Lesser will receive a maximum bonus of $337,500. If EBIT is less than $36.8 million, no bonus will be paid. The amount of bonus and target performance goals in future years will be determined by our compensation committee.

Pursuant to the terms of the CFO Agreement, Mr. Lesser has been granted a restricted stock grant of 60,000 shares of our common stock. The shares vest one-fourth upon the date of grant, one-half on the first anniversary of the grant and one-fourth on the second anniversary of the grant. The CFO Agreement provides that if we terminate Mr. Lesser’s employment without Cause or if Mr. Lesser terminates his employment for Good Reason (each as defined in the CFO Agreement) Mr. Lesser will receive (i) a severance amount of one and one-half times Mr. Lesser’s base salary in effect on the date of termination and the average annual bonus received by Mr. Lesser for the two complete fiscal years prior to the termination date and (ii) any options or other equity grants received by Mr. Lesser will vest an additional twelve months. In addition, if we terminate Mr. Lesser’s employment without Cause or if Mr. Lesser terminates his employment for Good Reason during the one year period following a Change in Control (as defined in the CFO Agreement), he would be entitled to receive severance equal to three times the aggregate of his base salary in effect on the date of termination and the average annual bonus received by Mr. Lesser for the two complete fiscal years prior to the termination date, and all stock options, restricted stock and other equity awards would vest in full. The CFO Agreement also provides that Mr. Lesser will be entitled to receive an additional payment equal to the cumulative amount of any Excise Tax should any Payment be subject to an Excise Tax (each as defined in the CFO Agreement).

Kymberly Lubell

Effective January 4, 2006, we entered into an Employment Agreement, or the VP Agreement, with Kymberly Lubell, pursuant to which Ms. Lubell will serve as our Vice President, Women’s Design. The initial term of the VP Agreement is three years, subject to annual renewals thereafter, and the VP Agreement provides that Ms. Lubell’s base salary will be $300,000 per year, subject to increase at the discretion of our compensation committee or full Board of Directors.

Pursuant to the VP Agreement, Ms. Lubell will be eligible to earn an annual performance bonus in 2006 based on EBIT. If EBIT is between $36.8 million and $69 million, Ms. Lubell will receive an amount interpolated between 27.5% and 165% of her base salary. If EBIT is more than $69 million, Ms. Lubell will receive a maximum bonus of $495,000. If EBIT is less than $36.8 million, no bonus will be paid. The amount of bonus and target performance goals in future years will be determined by our compensation committee.

Pursuant to the terms of the VP Agreement, Ms. Lubell has been granted a restricted stock grant of 65,000 shares of our common stock. The shares vest one-fourth upon the date of grant, one-half on the first anniversary of the grant and one-fourth on the second anniversary of the grant. The VP Agreement provides that if we terminate Ms. Lubell’s employment without Cause or if Ms. Lubell terminates her employment for Good Reason (each as defined in the VP Agreement) Ms. Lubell will receive (i) a severance amount of one and one-half times Ms. Lubell’s base salary in effect on the date of termination and the average annual bonus received by Ms. Lubell for the two complete fiscal years prior to the termination date and (ii) any options or other equity grants received by Ms. Lubell will vest an additional twelve months. In addition, if we terminate Ms. Lubell’s employment without Cause or if Ms. Lubell terminates her employment for Good Reason during the one year period following a Change in Control (as defined in the VP Agreement), she would be entitled to receive severance equal to three times the aggregate of her base salary in effect on the date of termination and the average annual bonus received by Ms. Lubell for the two complete fiscal years prior to the termination date, and all stock options, restricted stock and other equity awards would vest in full. The VP Agreement also provides that Ms. Lubell will be entitled to receive an additional payment equal to the cumulative amount of any Excise Tax should any Payment be subject to an Excise Tax (each as defined in the VP Agreement).

Mark Saltzman

On August 13, 2004 we entered into an agreement with Mark Saltzman to become the Chief Operating Officer of our company and our subsidiary, Guru Denim, Inc. The term of the agreement is one year commencing on the first day of employment which was August 30, 2004. Mr. Saltzman’s employment agreement automatically renews for a successive one-year period, unless either party to the agreement gives the other at least 90 days advance notice that they do not wish to renew. Mr. Saltzman receives a compensation package which includes an annual salary of $185,000 and an auto allowance of $1,200 per month. Mr. Saltzman is entitled to participate in any plans maintained by our company for the benefit of our employees including those pertaining to group life, accident, sickness and medial insurance and pensions.

Mr. Saltzman’s employment agreement also provided that if he was still employed with our company on the 45th day after commencement of employment then, on the next scheduled pay day following the forty-fifth day, Mr. Saltzman would receive a cash bonus of $15,000 from our company. This cash bonus was paid on October 29, 2004. Pursuant to the employment agreement, we granted Mr. Saltzman options to purchase 200,000 shares of common stock at an exercise price of $1.20 per share, and we granted these options to Mr. Saltzman on August 13, 2004. One third of the amount of these options (66,667 shares) were to vest on the first anniversary of the date of the agreement, with the remaining options vesting in two equal amounts of 66,666 on each of the second and third anniversaries of the signing of the agreement. On December 14, 2004, we agreed with Mr. Saltzman to accelerate the vesting schedule such that the first 66,667 options vested on August 13, 2004, with the remaining options vesting as to 66,666 on the first anniversary of the date of the agreement and the balance on the second anniversary of the date of the agreement. All of these stock options will expire on the earlier of (i) the tenth anniversary of the date of the employment agreement or (ii) the second anniversary of the date of termination of Mr. Saltzman’s employment with our company.

We can terminate the employment agreement at any time without cause by payment of a severance equal to four months salary and benefits. If we terminate the employment agreement for cause, as defined in the employment agreement, we will pay Mr. Saltzman his salary, plus accrued vacation for the current year, owning up to and including the date of termination and will have no further obligations to him under the employment agreement. Mr. Saltzman may terminate the employment agreement upon 30 days written notice to our company. On May 17, 2006, the company elected not to renew Mr. Saltzman’s contract.

Other than as set out in this filing, we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

Termination of Employment and Change of Control

Other than as described above in the section entitled “Employment Agreements,” we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. Other than the employment agreements discussed above, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Indemnification Agreements

In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers. These agreements require us, among other things, to indemnify each such director and executive officer against all costs, charges, expenses (including legal or other professional fees), damages or liabilities incurred by such individual arising out of, in connection with, or incidental to, any action, suit, demand, proceeding, investigation or claim by reason of such individual’s status or service as a director or executive officer, regardless of whether sustained or incurred by reason of the individual’s negligence, default, breach of duty or failure to exercise due diligence. However, we will not indemnify such director or executive officer under these agreements if it is proved that such individual’s failure to act constituted a breach of his fiduciary duties as a director and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The agreements also require us to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our executive compensation program is administered by our compensation committee, which was formed on May 26, 2005 with its current members. The compensation committee is responsible for approving our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, with respect to annual salaries and bonuses, and stock option and other incentive compensation arrangements. In making decisions regarding executive compensation, the compensation committee considers the input of our management and other directors.

Management Incentives to Maximize Performance.  The compensation committee’s primary objective in designing our executive compensation policy is to provide the proper incentives to management to maximize our performance in order to serve the best interests of our stockholders. We have sought to achieve this objective through the granting of stock options and stock awards under our 2005 Stock Incentive Plan, or the Stock Plan and employment agreements with certain of our executive officers.

In determining the total amount and mixture of the compensation package for each executive officer, the compensation committee subjectively considers individual performance, including past and expected contribution to our goals of each executive officer, our overall performance, our long-term needs and goals and such other factors as the compensation committee determines to be appropriate. Compensation may be in the form of cash, stock options or other awards or other forms of compensation determined appropriate by our compensation committee.

Our Stock Plan is tied directly to the performance of our company and is designed to incentivize those key employees and consultants who are largely responsible for the management, growth and protection of our business and to maximize our return on equity.

Long-Term Management Performance.  The compensation committee believes that the long-term commitment of our current management team is a crucial factor in our future performance. To ensure the long-term commitment of our management team, we entered into employment contracts with certain of our executive officers. These employment agreements are described in detail under the heading “Employment Agreements” above. Consistent with the foregoing, we have structured our executive compensation policies to promote the long-term performance and commitment of our management.

Long-term incentive compensation is realized through granting of stock options and other stock awards to executive officers. Stock options and other stock awards are granted by us to aid in the retention and to align the interests of our executive officers with those of our stockholders. In addition, the compensation committee believes that the grant of an equity interest serves to link management interests with stockholder interests and to motivate executive officers to make long-term decisions that are in the best interests of our company and our stockholders and also provides an incentive to maximize stockholder value.

Compensation of Chief Executive Officer.  The total compensation in 2005 for Jeffrey Lubell, our Chairman and Chief Executive Officer, was determined pursuant to his employment agreement. Mr. Lubell’s employment agreement was designed using substantially the same criteria used to determine compensation levels for our other executive officers who are discussed in this report. The compensation committee is currently reviewing various approaches to align Mr. Lubell’s compensation with the interests of our stockholders and to provide an incentive to Mr. Lubell to increase the long-term value of our company to our stockholders.

The amounts paid to Mr. Lubell in the form of incentive compensation were determined by the compensation committee subject to a requirement in Mr. Lubell’s employment contract that he be paid additional annual bonus based on our earnings before interest and taxes and is calculated as net income plus interest expense plus tax expense as set forth above.

Section 162(m) of the Internal Revenue Code.  The compensation committee periodically reviews the potential implications of Section 162(m) of the tax code. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its named executive officers unless the compensation is performance-based within the meaning of Section 162(m). Although the compensation committee will consider various alternatives for preserving the deductibility of compensation payments, the committee reserves the right to award compensation to our executives that may not qualify under Section 162(m) as deductible compensation.

Conclusion.  It is the opinion of the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner for both the short and long-term.

Respectfully Submitted by the Compensation
Committee of the Board of Directors,

Mark S. Maron (Chairman)
G. Louis Graziadio, III
Robert L. Harris, II

Dated: May 26, 2006

The Compensation Committee Report on Executive Compensation is not deemed to be “soliciting material” or to be filed with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the company under the Exchange Act, except to the extent that the company specifically incorporates the information contained in the report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 24, 2006, there were 22,723,532 shares of our common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of that date by (i) each of our directors, (ii) each of our executive officers, and (iii) all of our directors and executive officers as a group. There is no other person known to us who beneficially owns more than 5% of our common stock. The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and any shares which the individual has the right to acquire within 60 days of May 24, 2006 through the exercise of any stock option or other right. Unless otherwise noted, we believe that each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table:

	Amount and Nature
	of Beneficial	Percentage of
Name and Address of Beneficial Owner(1)	Ownership	Class(2)

Directors and Executive Officers
Jeffrey Lubell(3)	8,590,999	38%
Kymberly Lubell(4)	7,926,000	35%
Charles A. Lesser(5)	545,000	2%
Mark Saltzman	0	*
Michael F. Buckley(6)	100,000	*
Joseph Coulombe(7)	13,000	*
G. Louis Graziadio, III(8)	27,000	*
Robert L. Harris II(9)	13,000	*
Mark S. Maron(10)	14,000	*
All Directors and Executive Officers as a Group (8 Persons)	9,534,666	42%

*	Less than 1%

(1)	Each of our directors and executive officers may be reached at 1525 Rio Vista Avenue, Los Angeles, California 90023, telephone (323) 266-3072.

(2)	Based on 22,723,532 shares of common stock outstanding as of May 24, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)	Jeffrey Lubell holds 7,694,333 shares of common stock as part of the Lubell Family Trust along with Kymberly Lubell. Mr. Lubell holds 766,666 options to purchase shares of our common stock that are currently exercisable or exercisable within 60 days of May 24, 2006. Additionally, Mr. Lubell is the beneficial owner of 130,000 shares of the Company’s restricted common stock, 97,500 of which are subject to a right of forfeiture pursuant to the terms of that certain CEO Agreement described previously in “Employment Contracts and Termination of Employment and Change in Control Arrangements” section of this proxy statement.

(4)	Kymberly Lubell holds 7,694,333 shares of common stock as part of the Lubell Family Trust along with Jeffrey Lubell. Ms. Lubell holds 166,667 options to purchase shares of our common stock that are currently exercisable or exercisable within 60 days of May 24, 2006. Additionally, Ms. Lubell is the beneficial owner of 65,000 shares of the Company’s restricted common stock, 48,750 of which are subject to a right of forfeiture pursuant to the terms of that certain VP Agreement described previously in “Employment Contracts and Termination of Employment and Change in Control Arrangements” section of this proxy statement.

(5)	Charles Lesser holds 392,500 shares of common stock plus 92,500 options to purchase shares of our common stock that are currently exercisable or exercisable within 60 days of May 24, 2006. Additionally, he is the beneficial owner of 60,000 shares of the Company’s restricted common stock, 45,000 of which are subject to a right of forfeiture pursuant to the terms of that certain CFO Agreement described previously in “Employment Contracts and Termination of Employment and Change in Control Arrangements” section of this proxy statement.

(6)	Michael Buckley is the beneficial owner of 100,000 shares of the Company’s restricted that are subject to a right of forfeiture pursuant to the terms of that certain President Agreement described previously in “Employment Contracts and Termination of Employment and Change in Control Arrangements” section of this proxy statement.

(7)	Mr. Coulombe holds 4,000 shares of common stock. Additionally, he is the beneficial owner of 9,000 shares of the Company’s restricted stock that are subject to right of forfeiture as described in the “Director Compensation’’ section of this proxy statement.

(8)	Mr. Graziadio holds 18,000 shares of common stock. Additionally, he is the beneficial owner of 9,000 shares of the Company’s restricted stock that are subject to right of forfeiture as described in the “Director Compensation’’ section of this proxy statement.

(9)	Mr. Harris holds 4,000 shares of common stock. Additionally, he is the beneficial owner of 9,000 shares of the Company’s restricted stock that are subject to right of forfeiture as described in the “Director Compensation’’ section of this proxy statement.

(10)	Mr. Maron holds 5,000 shares of common stock. Additionally, he is the beneficial owner of 9,000 shares of the Company’s restricted stock that are subject to right of forfeiture as described in the “Director Compensation’’ section of this proxy statement.

TOTAL RETURN COMPARISON SINCE JUNE 23, 2003
THROUGH DECEMBER 31, 2005

The following graph presents a total return comparison of our common stock with the S&P 500 Index and the S&P Apparel Retail Index.

COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
AMONG TRU RELIGION APPAREL, INC., THE S&P 500 INDEX
AND THE S&P APPAREL RETAIL INDEX

*	$100 invested on June 23, 2003 in stock or on July 30, 2003 in S&P apparel retail index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	6/23/03	12/31/03	12/31/04	12/31/05

TRUE RELIGION APPAREL, INC.	$100	$3,319	$17,234	$32,766
S & P 500	$100	$123	$136	$143
S & P APPAREL RETAIL	$100	$129	$139	$127

The total return reflects stock price appreciation, if any, and the value of dividends for our common stock and for each of the comparative indices. The graph assumes that $100 was invested on June 23, 2003 in our common stock, that $100 was invested in each of the indices on June 23, 2003 and that all dividends were reinvested. The total return performance shown in this graph is not necessarily intended to suggest future total return performance. Measurement points are at the last trading day of the fiscal years represented above.

The preceding stock performance graph is not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Act, as amended, that might incorporate future filings made by us under those statutes, the stock performance graph shall not be incorporated by reference into any such prior filings or into any future filings made by us under those statutes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Family Relationships

Jeffrey Lubell and Kymberly Lubell are husband and wife.

AUDIT COMMITTEE REPORT

Composition.  On May 26, 2005, the audit committee of our board of directors was formed with its current members. The audit committee is comprised of three directors and operates under a written charter adopted by the board. All members of the audit committee are (i) “independent” under Nasdaq independence standards, (ii) meet the criteria for independence as set forth in the Exchange Act, (iii) has not participated in the preparation of our financial statement at any time during the past three years and (iv) is able to read and understand fundamental financial statements.

Responsibilities.  The responsibilities of the audit committee include recommending to the board an accounting firm to be engaged as our independent registered public accounting firm. Our management has primary responsibility for our internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The audit committee’s responsibility is to oversee these processes and the activities of our internal audit department.

Review with Management and Independent Accountants.  In fulfilling its responsibilities for the financial statements for the fiscal year ending December 31, 2005, the audit committee has reviewed our consolidated audited financial statements and met separately, and held discussions with, management and Stonefield Josephson, Inc., our independent registered public accounting firm. Our management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has discussed with Stonefield Josephson, Inc. the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” and our independent registered public accounting firm has provided to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The audit committee discussed with our independent registered public accounting firm, Stonefield Josephson, Inc., the firm’s independence.

Conclusion.  Based upon the audit committee’s discussions with management and the independent accountants, the audit committee’s review of the representations of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the SEC.

Reappointment of Independent Auditors.  On May 9, 2006, the audit committee recommended to the board the reappointment of Stonefield Josephson, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Respectfully submitted by the Audit
Committee of the Board of Directors,

Joseph Coulombe (Chairman)
G. Louis Graziadio, III
Robert L. Harris, II

Dated: May 26, 2006

The Audit Committee Report is not deemed to be “soliciting material” or to be filed with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the company under the Exchange Act, except to the extent that the company specifically incorporates the information contained in the report by reference therein.

Audit and Related Fees

The following table presents fees for professional audit services rendered by Stonefield Josephson, Inc. for the audit of our company’s annual financial statements for the years ended December 31, 2005 and December 31, 2004, and fees billed for other services rendered by Stonefield Josephson, Inc. and Gumbiner Savett, Inc. during 2004 and 2005.

	2005	2004

Audit fees	$188,573	$53,324
Audit-related fees	—	$144
Tax fees	$51,244	$8,020
Other fees	$21,967	—

Total	$261,784	$61,488

Pre-approval Policies and Procedures

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to our audit committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL NO. 2:

RATIFICATION OF STONEFIELD JOSEPHSON, INC.
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stonefield Josephson, Inc. was recommended by the audit committee to act in such capacity for the fiscal year ending December 31, 2006, subject to ratification by the stockholders. Stonefield Josephson has audited our financial statements since 2003.

We have been advised by Stonefield Josephson, Inc. that the firm has no relationship with our company or its subsidiaries or affiliates other than that arising from the firm’s engagement as auditors, tax advisors and consultants. If the selection of Stonefield Josephson, Inc. is not ratified by the affirmative vote of at least a majority of the shares of our common stock represented at the meeting and entitled to vote, or if prior to the annual meeting, Stonefield Josephson, Inc. should decline to act or otherwise become incapable of acting, or if its employment should be otherwise discontinued by the board, then in any such case the audit committee will appoint other independent registered public accounting firm whose employment for any period subsequent to the 2006 annual meeting will be subject to ratification by the stockholders at the 2007 annual meeting.

A representative of Stonefield Josephson, Inc. will be present in person at the annual meeting to make a statement if he or she desires, and to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares of our common stock represented at the meeting and entitled to vote is necessary to ratify the appointment of Stonefield Josephson, Inc. as our independent registered public accounting firm.

The board recommends that you vote “FOR” the ratification of Stonefield Josephson, Inc. as independent registered public accounting firm for the fiscal year ending December 31, 2006.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock, or Reporting Persons, to file reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received or written representations from the Reporting Persons, we believe that during the fiscal year ended December 31, 2005 all Reporting Persons complied with these filing requirements on a timely basis other than (i) Jeffrey Lubell’s late filing of a Form 4 on July 6, 2005 involving one transaction, (ii) Mark Saltzman’s late filing of a Form 4 on March 30, 2005 covering 21 transactions (which were previously reported in our Form 10-KSB for 2004) and a Form 4 on September 14, 2005 involving three transactions and (iii) Charles Lesser’s late filing of a Form 4 on March 30, 2005 involving two transactions.

Expenses of Proxy Solicitation

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, executive officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

Annual Report and Financial Statements

Attention is directed to the financial statements contained in our Annual Report to Stockholders for the year ended December 31, 2005. A copy of the Annual Report to Stockholders has been sent, or is concurrently being sent, to all stockholders of record as of May 24, 2006.

Stockholder Proposals for 2007 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2007 proxy statement, your proposal must be received by us no later than December 1, 2006 and must otherwise comply with Rule 14a-8 under the Exchange Act.

Further, if you would like to nominate a director or bring any other business before the stockholders at the 2007 Annual Meeting, you must comply with the procedures contained in our bylaws and you must notify us in writing. Such notice must be delivered to or received by the Secretary no later than March 17, 2007 and not earlier than February 15, 2007. While the board will consider stockholder proposals, we reserve the right to omit from our 2007 proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

You may write to the Secretary of our company at our principal executive office, 1525 Rio Vista Avenue, Los Angeles, CA 90023, to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Availability of Form 10-KSB

A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which has been filed with the SEC, including the financial statements, but without exhibits, will be provided without charge to any stockholder or beneficial owner of our Common Stock upon written request to Charles A. Lesser, Chief Financial Officer, 1525 Rio Vista Avenue, Los Angeles, CA 90023.

By Order of the Board of Directors

Charles A. Lesser
Chief Financial Officer and Assistant Secretary

May 26, 2006

FORM OF PROXY CARD
TRUE RELIGION APPAREL, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 15, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles A. Lesser and Mark J. Kelson, or either of them, each with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of True Religion Apparel, Inc., to be held on Thursday, June 15, 2006 at 10:00 a.m. local time, and at any adjournment or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated below.

1. To elect directors to hold office until the 2007 annual meeting of stockholders or until their successors are elected.

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all the nominees listed below
Jeffrey Lubell
Kymberly Lubell
Joseph Coulombe
G. Louis Graziadio, III
Robert L. Harris, II
Mark S. Maron

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE THAT NOMINEE’S NAME FROM THE LIST ABOVE.

2. To ratify the appointment of Stonefield Josephson, Inc. as our independent accountants and auditors for the fiscal year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR each of the proposals listed above.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF (A) NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 15, 2006, (B) THE ACCOMPANYING PROXY STATEMENT AND (C) THE ANNUAL REPORT ON THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE SIX NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED ABOVE AND FOR PROPOSAL 2.

(Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

_ _, 2006
Date

Signature

Signature, if held jointly

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED,
WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES